Exhibit 99.1

FOR IMMEDIATE RELEASE

SGI REPORTS THIRD QUARTER FINANCIAL RESULTS

MOUNTAIN VIEW, Calif. (April 19, 2005)—Silicon Graphics (NYSE: SGI) today announced results for its third fiscal quarter which ended March 25, 2005. Revenue for the third quarter was $159 million, in line with the preliminary results announced April 7, 2005. Gross margin was 34.5% compared with 37.5% in the second quarter. SGI's third-quarter operating loss was $45 million, compared with an operating loss of $9 million in the second quarter. The third-quarter net loss was $45 million or $0.17 per share, compared with a net loss of $11 million or $0.04 per share in the second quarter.

GAAP operating expenses for the third fiscal quarter were $99.7 million compared with $92.9 million last quarter. Non-GAAP operating expenses were $85.4 million in the third quarter compared with $87.7 million last quarter excluding restructuring charges of $14.3 million and $5.2 million, respectively. Management believes that a non-GAAP presentation of operating expenses is useful to investors to facilitate period to period comparisons of SGI's operating results.

“As we previously announced, our Q3 results were far short of our initial expectations,” said Bob Bishop, chairman and CEO of Silicon Graphics. “Several major server and storage orders failed to close at the end of the quarter and we continue to see significant competitive pressure in the marketplace, which affects our margins as well as our revenue. Nevertheless, continued recognition of our Altix server line and the early adoption of our Linux-based Silicon Graphics Prism visualization system give us confidence that we are on the right track with the new product lines.”

Unrestricted cash, cash equivalents and marketable investments on March 25, 2005 were $84 million as compared with $106 million at the end of the second quarter of fiscal 2005. As previously announced, after the close of the quarter, SGI also renewed its asset-based line of credit with Wells Fargo Foothill, Inc. and completed the sale of a portion of its interest in SGI Japan for $29 million.

1500 Crittenden Lane
Mountain View, CA 94043
Telephone 650.960.1980
sgi.com

MEDIA CONTACT
Caroline Japic
caroline@sgi.com
650.933.7210

INVESTOR CONTACT
Beth Howe
bhowe@sgi.com
650.933.8279

SGI PR HOTLINE
650.933.7777

SGI PR FACSIMILE
650.933.0283

—more—

SGI Reports Third Quarter Financial Results/2

SGI will conduct a conference call today at 2 p.m. PT to provide additional details. The webcast is available at http://www.sgi.com/company_info/investors/events.html. The dial-in number is (888) 208-1824 or (913) 981-4901 for participants outside of North America. An audio replay of this call will be available after 5 p.m. PT today at (888) 203-1112 (passcode: 4007592) or (719) 457-0820 (passcode: 4007592) and will be available for seven days. All links to the archived Webcast and audio replay are available through SGI's Web site at www.sgi.com/company_info/investors/.

This news release contains forward-looking statements relating to future events or expected financial performance that involve risks and uncertainties. The company's future results could differ materially from the expectations discussed herein. Factors that might cause such a difference include risks associated with the timely development, production and acceptance of new products and services; increased competition; dependence on third party partners and suppliers; the failure to achieve expected product mix and revenue levels; failure to manage costs and generate improved operating results and cash flows; and failure to maintain adequate cash resources for the operation of the business. These and other risks are detailed from time to time in SGI's periodic reports that are filed with the Securities and Exchange Commission, including SGI's quarterly report on Form 10-Q for the quarter ended December 24, 2004. We undertake no obligation to publicly update or revise any forward-looking statements, whether changes occur as a result of new information, future events or otherwise.

SILICON GRAPHICS | The Source of Innovation and Discovery™

SGI, also known as Silicon Graphics, Inc. (NYSE: SGI), is a leader in high-performance computing, visualization and storage. SGI's vision is to provide technology that enables the most significant scientific and creative breakthroughs of the 21st century. Whether it's sharing images to aid in brain surgery, finding oil more efficiently, studying global climate, providing technologies for homeland security and defense, or enabling the transition from analog to digital broadcasting, SGI is dedicated to addressing the next class of challenges for scientific, engineering and creative users. With offices worldwide, the company is headquartered in Mountain View, Calif., and can be found on the Web at www.sgi.com.

—end—

Silicon Graphics, SGI, the SGI logo and Altix are registered trademarks and The Source of Innovation and Discovery and Silicon Graphics Prism are trademarks of Silicon Graphics, Inc., in the United States and/or other countries worldwide. All other trademarks mentioned herein are the property of their respective owners.

SILICON GRAPHICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 25,	June 25,
	2005	2004

ASSETS	(unaudited)

Current assets:
Cash and cash equivalents	$83,475	$154,855
Short-term marketable investments.	100	2,010
Short-term restricted investments	31,751	23,585
Accounts receivable, net	88,483	113,901
Inventories.	92,865	66,938
Prepaid expenses and other current assets	37,642	34,916

Total current assets	334,316	396,205

Restricted investments	413	909

Net property and equipment	59,156	74,595

Other assets	89,034	98,215

	$482,919	$569,924

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable	$78,266	$65,119
Accrued compensation	33,737	37,053
Income taxes payable	2,802	6,082
Other current liabilities	87,811	98,467
Current portion of long-term debt.	1,571	17,775
Current portion of deferred revenue	92,738	96,058

Total current liabilities	296,925	320,554

Long-term debt	261,785	264,212
Long-term deferred revenue	41,156	25,749
Other liabilities	85,797	82,087

Total liabilities	685,663	692,602

Total stockholders' deficit	(202,744)	(122,678)

	$482,919	$569,924

SILICON GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share amounts)

	Three Months Ended		Nine Months Ended

	Mar. 25, 2005	Mar. 26, 2005(1)	Mar. 25, 2005	Mar. 26, 2004(1)

	(unaudited)		(unaudited)

Product and other revenue.	$78,788	$117,166	$288,379	$353,246
Product revenue from related party (2)	6,527	6,158	40,201	21,486
Service revenue	73,925	89,241	229,169	259,575

Total revenue.	159,240	212,565	557,749	634,307
Costs and expenses:
Cost of product and other revenue	58,992	68,909	214,557	216,269
Cost of service revenue	45,291	54,194	141,561	152,294
Research and development	24,342	26,733	72,471	85,480
Selling, general and administrative	61,025	62,598	186,612	192,086
Other operating expense (3)	14,294	8,643	22,659	45,866

Total costs and expenses	203,944	221,077	637,860	691,995

Operating loss	(44,704)	(8,512)	(80,111)	(57,688)
Interest expense	(3,706)	(3,832)	(12,698)	(15,904)
Interest and other income (expense), net	2,345	4,414	2,211	(25,845)

Loss from continuing operations before income taxes	(46,065)	(7,930)	(90,598)	(99,437)

Income tax benefit	(1,564)	(2,707)	(7,019)	(6,749)

Net loss from continuing operations	(44,501)	(5,223)	(83,579)	(92,688)

Discontinued operations:
Net income (loss) from discontinued operations, net of tax	-	1,132	(276)	3,300

Net loss	$(44,501)	$(4,091)	$(83,855)	$(89,388)

Net (loss) income per common share - basic and diluted:
Continuing operations	$(0.17)	$(0.02)	$(0.32)	$(0.43)
Discontinued operations	-	0.00	(0.00)	0.02

Net (loss) income per common share- basic and diluted	$(0.17)	$(0.02)	$(0.32)	$(0.41)

Shares used in the calculation of net (loss) income per
common share - basic and diluted	264,043	229,743	262,856	216,782

(1)	The results of our Alias application software business for periods prior to its sale in June 2004, are reflected as discontinued operations.

(2)	Represents product sales to SGI Japan, a related party for which we own a 40% equity interest at March 25, 2005 and March 26, 2004.

(3)	Represents charges for estimated restructuring costs and charges associated with the impairment of assets.